UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 24, 2010

THE CHEESECAKE FACTORY INCORPORATED

(Exact name of registrant as specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Amended and Restated Performance Incentive Plan Payments for Fiscal 2009.  On February 24, 2010, the Compensation Committee (“Compensation Committee”) of the Board of Directors of The Cheesecake Factory Incorporated (“Company”) approved the payment of performance achievement awards (“Awards”) to the Named Executive Officers of the Company under the Company’s Amended and Restated Performance Incentive Plan (“Incentive Plan”) for fiscal 2009 (a summary of the material terms of which was disclosed by the Company on Form 8-K filed with the SEC on March 11, 2009) as follows:

Named Executive Officer	Amount of Award		Award as a Percentage of 2009 Base Salary		Other Bonus
David Overton	$1,000,000	(1)	128	%(2)	$129,370	(1)
Chairman and Chief Executive Officer

W. Douglas Benn	$408,000		102%		—
Executive Vice President and Chief Financial Officer

Cheryl M. Slomann	$107,100		51%		—
Vice President, Controller and Chief Accounting Officer

Debby R. Zurzolo	$382,500		102%		—
Executive Vice President, General Counsel and Secretary

Max S. Byfuglin	$162,899		50%		—
President, The Cheesecake Factory Bakery Incorporated

(1)                                                       The Award payable to any participant under the Incentive Plan for achievement of performance incentive targets is subject to a maximum payment cap of one million dollars ($1,000,000) per year.  Because Mr. Overton’s Award under the Incentive Plan would have been equal to 153% of his salary ($1,197,225), the Compensation Committee elected to pay him a discretionary bonus under the Incentive Plan equal to $129,370, the maximum amount available that qualified for tax deductibility under Internal Revenue Code Section 162(m).

(2)                                                       Mr. Overton’s Award was calculated as a percentage of his salary at the time the performance incentive targets were established ($782,000) rather than his 2009 annualized salary since his salary adjustment for 2009 was made after the Compensation Committee had established performance objectives under the Incentive Plan.

Amended and Restated Performance Incentive Plan for Fiscal 2010.  On February 24, 2010, the Compensation Committee approved performance incentive targets for fiscal 2010 under the Company’s Incentive Plan for executive officers and other corporate executives.  For the Named Executive Officers other than Mr. Byfuglin, 75% of the performance bonus award will be based upon achieving a consolidated operating income objective and 25% of the performance bonus award will be based on achieving both a consolidated operating income objective and additional strategic goals.  For Mr. Byfuglin, 75% of his performance achievement award will be based upon achieving bakery division financial objectives and 25% of his performance achievement award will be based upon achieving consolidated operating income objectives.  Each of the objectives was selected from a stockholder-approved list of performance incentive targets under the Company’s Incentive Plan, the material terms of which were approved by its stockholders at the 2005 Annual Meeting of Stockholders.

Participants in the Incentive Plan will have an opportunity to earn an Award ranging from 0% to 175% of the targeted performance incentive if the Company achieves at least 78% of its performance incentive targets for fiscal 2010.  Payment of Awards is subject to the Company’s ability to accrue for such Awards, and a portion of such Awards is also subject to the Compensation Committee’s determination that specified additional strategic and operational objectives were satisfied.  The maximum Awards as a percentage of base salary payable under the Incentive Plan to the Named Executive Officers of the Company if the performance incentive targets are achieved at the highest levels for fiscal 2010 are as follows:

Named Executive Officer	Base Salary for Fiscal 2010	Maximum Potential Award as a Percentage of Salary
David Overton	$875,000	157.5	%(1)

W. Douglas Benn	$420,000	105%

Cheryl M. Slomann	$220,000	53%

Debby R. Zurzolo	$392,500	105%

Max S. Byfuglin	$343,500	105%

(1)          While Mr. Overton’s maximum potential Award as a percentage of salary is 157.5%, an Award payable to any participant under the Incentive Plan for achievement of performance incentive targets is subject to a maximum payment cap of one million dollars ($1,000,000) per year.

In addition to the Named Executive Officers listed above, the maximum Award as a percentage of base salary payable under the Incentive Plan for Michael E. Jannini, the Company’s newly appointed President, is 122.5% of his base salary of $550,000 for fiscal 2010.  Any Award payable to Mr. Jannini would be prorated based on his hire date of February 16, 2010.  The Company intends that Mr. Jannini will be a Named Executive Officer of the Company for fiscal 2010.

There is no assurance that the Company will achieve the performance incentive targets established by the Compensation Committee in any fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATED: February 26, 2010	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ W. Douglas Benn
W. Douglas Benn
Executive Vice President and Chief Financial Officer